DKM

CERTIFIED PUBLIC ACCOUNTANTS

Accounting • Auditing • Assurance

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1 of our audit report dated August 20, 2014 relative to the financial statements of PacifiCorp International Hotel Management, Inc. as of December 31, 2013 and 2012 and for each of the years then ended.

We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

September 29, 2014